Connecticut Water Service, Inc. NASDAQ: CTWS 2nd Annual Investor/Analyst Presentation December 13, 2016

NASDAQ: CTWS www.ctwater.com 2 Forward-Looking Statements Except for the historical statements and discussions, some statements contained in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward- looking statements are based on current expectations and rely on a number of assumptions concerning future events, and are subject to a number of uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from such statements. These forward-looking statements speak only as of the date of this presentation. Connecticut Water does not assume any obligation to update or revise any forward-looking statement made in this presentation or that may, from time to time, be made by or on behalf of the Company. Neither this presentation nor any verbal communication shall constitute an invitation or inducement to any person to subscribe for or otherwise acquire any Connecticut Water securities. For further information regarding risks and uncertainties associated with Connecticut Water’s business, please refer to Connecticut Water’s annual, quarterly and periodic SEC filings which can be found on the investor relations page of the Company’s website www.ctwater.com and at www.sec.gov.

NASDAQ: CTWS www.ctwater.com 3 Connecticut Water New England’s Largest Publicly Traded Water Utility Market Data As of 12/9/16 unless otherwise noted • $ 834.3 Million Total Enterprise Value1 • $ 631.6 Million Market Capitalization • $ 104.3 Million Total Revenues LTM2 (9/30/16) • 95% Regulated, 5% Non-Regulated • 39.8% 3-Year Total Shareholder Return3 (12/31/15) • 2.0% Dividend Yield • Beta of 0.024 • S&P ‘A’ Rating (reaffirmed February 2016) Resources As of 9/30/16 unless otherwise noted • 400,000 People Served • 2,100 Miles of Pipeline • 269 Employees • 77 Communities • 123,600 Regulated Customers • $ 408.6 Million Rate Base5 CTWS: NASDAQ 1 Total enterprise value is calculated as (Market Cap + Long-Term Debt (including current portion) + Preferred Stock) - Cash (Reconciliation in Appendix). 2 Last Twelve Months (LTM) 3 Total Shareholder Return is the return to an investor that includes stock price change and the reinvestment of dividends over a specific period. 4 Beta measures the volatility of a security relative to the overall market. A beta of less than one indicates lower risk than the market; a beta of more than one indicates higher risk than the market. Source: Yahoo Finance 5 Rate Base value is calculated as (Net Utility Plant + Materials and Supplies + Working Capital Adjustment + certain Deferred Charges and Other Costs) – (Advances for Construction + Unamortized Contributions in Aid of Construction + Deferred Federal and State Income Taxes + Unamortized Investment Tax Credits + certain Other Long-Term Liabilities).

NASDAQ: CTWS www.ctwater.com 4 Connecticut Water Value Proposition • Regionally focused, regulated water utilities (94% regulated earnings LTM as of 9/30/16) • Maine acquisitions provide diversified, multi-state utility base and greater business scale • Constructive regulatory environment with attractive investment recovery mechanisms Diversified, Regulated Utility Business  Conservative growth strategy focused on utility infrastructure investment  Proven track record executing accretive acquisitions  Complementary, low-risk, non-regulated utility services business  Focus on maintaining a strong balance sheet and liquidity  “A” credit rating from S&P (as of February 11, 2016)  Balanced approach to financing growth and prudent operating cost management  Consistently raised dividend payments for 47 consecutive years  High-quality, well-maintained asset system  Experienced management team with an average of 25 years utility experience  ≥ 85% customer satisfaction distinction in each of the last 15 years (GreatBlue – Independent Research Firm) Low Risk, Regulated Growth Plan Strong Financial Profile Operational Excellence

5 • CapEx investment in water utility infrastructure and earning a return “of and on” that investment • Constructive regulatory relations with state commissions to align customer and shareholder interests • Prudent acquisitions of other water systems • Supplement regulated earnings with low risk, core water utility services where a competitive advantage exists Our Growth Strategy NASDAQ: CTWS www.ctwater.com 5

NASDAQ: CTWS www.ctwater.com 6 Our Building Blocks Environment Shareholders/Growth Customers Employees  Passionate about stewardship of water  Protect and manage water and watershed for sustainability to serve current and future generations  Harness power of WRA to reduce carbon footprint and resource consumption  Business is water service – not selling water  Leverage regulatory compact  Infrastructure investment and earning a return “of and on” investment  Low risk, supplemental non-regulated earnings  Maintain constructive regulatory relationships  Deliver acquisitions that deliver shareholder value  Provide high-quality water  Responsive and courteous service  High level of community engagement  Deliver world-class service  Customer satisfaction is a compensation metric for all employees  Passionate employees delivering a life sustaining service  Values-based, team-oriented approach  Employee satisfaction is executive compensation metric  Safe and secure workplace

NASDAQ: CTWS www.ctwater.com 7 Regulated Business • 94% of net income attributable to regulated operations (LTM as of 9/30/16) • Core regulated subsidiaries: – Connecticut Water Company (CWC) – Maine Water Company (MWC) • 124,000 utility customers (~90% residential) • 2,100 miles of pipe • 238 active wells / 25 surface water supplies • Safe, dependable yield = 176 million gallons/day • 80% safe yield from surface water supplies • Rate Base $408.6 Million as of 9/30/16 – $352.8 M in Connecticut – $55.8 M in Maine • 269 employees Connecticut Presence Maine Presence

NASDAQ: CTWS www.ctwater.com 8 1 After tax return in Connecticut Regulated Model Earnings Growth CapEX Drives Earnings Invest in Water Plant $100.00 Capitalize 50% with Debt $50.00 Capitalize 50% with Equity (1 share of CTWS) $50.00 9.75% 1 Regulatory Return on Equity (per new share of CTWS) $4.88 2015 Earnings per Share $2.07

NASDAQ: CTWS www.ctwater.com 9 Constructive Regulatory Environment Connecticut Maine Infrastructure Surcharge Program   Single Tariff  Revenue Decoupling  * 6-Month Rate Case  Streamlined Rate Case  * A water revenue adjustment law in Maine became effective October 15, 2015. With rate stay outs in most of its regulatory divisions as part of the repair tax dockets, Maine Water is now evaluating how and when this new mechanism can be implemented.

NASDAQ: CTWS www.ctwater.com 10 CTWS Acquisition Track Record Opportunity for Growth • Industry leading acquisitions since 2012 – 37% customer growth • 60 total water system acquisitions in 25 years – over 40 in the past 7 years • Over 800 separate water systems and over 300 wastewater operations in Connecticut and Maine alone

NASDAQ: CTWS www.ctwater.com 11 Pending Acquisitions • Avon Water Company – Acquisition announced October 12th – 4,800 Water Customers – Serving in Avon, Farmington & Simsbury – Enterprise Value $36.6 Million – Expected to Close Q2 2017

NASDAQ: CTWS www.ctwater.com 12 Pending Acquisitions • Heritage Village Water Company – Acquisition announced May 10th – 4,700 Water Customers – 3,000 Waste Water Customers – Serving in Southbury, Middlebury & Oxford – Enterprise Value $20.5 Million – Approved by PURA on December 5, 2016

NASDAQ: CTWS www.ctwater.com 13 Maine Acquisitions  Aqua Maine – Closed January 1, 2012 – $53.5 million enterprise value (100% cash consideration) – 16,000 Maine customers – Retained highly regarded local management team • Biddeford and Saco Water Company – Closed December 10, 2012 – $19.8 million enterprise value (stock-for-stock consideration) – 15,500 Maine customers – Merged into Maine Water in 2014 – November 2014 rate case settled through Stipulation Agreement in March 2015 • 76.5% of revenue increase requested was approved • Rate Base of Maine acquisitions was $55.8 Million as of 9/30/16

NASDAQ: CTWS www.ctwater.com 14 • Selected as long-term water provider for UConn and surrounding area – Acquiring 150+ off-campus customers – Supplemental source of supply for growing University – 50 year agreement to supply UConn • Pipeline construction completed and in service • Locks in expanded service area Territory Acquisition

NASDAQ: CTWS www.ctwater.com 15 UConn/Mansfield Pipeline CWC’s Northern Service Area UConn

NASDAQ: CTWS www.ctwater.com 16 Connecticut Water Service, Inc. Committed to ESG and Sustainability Environmental Social Governance • A ‘Day of Service’ for employees launched in 2016 • Active Employee Safety Committee o CT Construction Industry Association - Safety Award - 12 straight years • Water Drop Challenge CT residential customers incentivized to conserve • Partnering with Coastal Mountain Land Trust to preserve 1,400 acres and create recreation opportunities in Maine • CT Fleet miles reduced > 20% since 2008 • Since 2001 >1,000 acres of Connecticut land protected as open space • All Employees participate training on workplace violence and ethics • CTWS Board of Directors – Gender Parity

FINANCIAL OVERVIEW

NASDAQ: CTWS www.ctwater.com 18 Financial Management • Maintain continuing improvement to operating margin • Balanced capital structure • Use tools provided by legislation – Maximize rate base in rates (WICA/WISC) – Conservation adjustment • Drive down borrowing costs

NASDAQ: CTWS www.ctwater.com 19 $3.4 $10.1 $13.2 $14.0 $13.4 $13.7 $21.4 $23.4 $22.6 $22.2 $16.2 $18.7 $19.9 $27.6 $26.2 $22.9 $24.7 $32.7 $45.0 $47.8 $65.9 $55.41 $0 $18 $36 $54 $72 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016P 2017B Infrastructure Investment Drives Rate Base Growth • Attractive, near-term regulated growth opportunities through investment in core infrastructure • Strategy to balance investment and rate recovery time Capital Expenditures / WICA & WISC Expenditures ($ in millions) Annual WICA/WISC Total CapEx 10 Year CAGR 14% 5 Year CAGR 21% 2016 is projected  2017 is Budgeted 1 Does not include pending acquisitions

NASDAQ: CTWS www.ctwater.com 20 2017 Planned Capital Spending 2017 Planned Capital Spending1 WICA/WISC $22.2MM Treatment 13.9MM Non-WICA/WISC $2.9MM IT $3.9MM Other 2 $11.8MM Facilities $1.1MM 1 Does not include pending acquisitions 2 Examples include: well development, gatehouse construction, tank work • More than $150 Million of identified infrastructure investment (2017 – 2019)1 • ‘Generational’ Spend on Water Treatment Facilities – Rockville 1970 – Biddeford 1888

NASDAQ: CTWS www.ctwater.com 21 Infrastructure Recovery Mechanisms Connecticut (WICA) Maine (WISC)  Water Infrastructure and Conservation Adjustment  1st used in 2009  Eligibility – Infrastructure replacement, meters, hydrants, conservation equipment  5% annual cap  10% maximum adjustment  $18.6 M expenditures projected in 2016  Current cumulative surcharge 7.13%  Water Infrastructure Charge  1st used in 2014  Eligibility – Virtually all capital investment  Annual Cap 6% to 10% depending on size of water system  10% to 20% maximum adjustment depending on size of water system  $4 M expenditures projected in 2016  Surcharge varies by water system  Average WISC is 1.13%

NASDAQ: CTWS www.ctwater.com 22 Efficiently Managing Costs Win for Shareholders and Customers • Manage Employee Benefits – Closed pension plans to new hires – Subsidizing prescription drug coverage • Repair Tax Adoption • Manage Interest Expense • Consolidation of corporate functions within Maine • Procurement initiative • Ongoing expense control program – Led by senior managers more than $4.0 million in sustained O&M expense reductions offsetting other increases (2011 – 2015)

NASDAQ: CTWS www.ctwater.com 23 Utility Operating Margin Efficiency Measure 16.0% 22.5% 22.8% 22.0% 22.0% 23.6% 24.4% 25.0% 27.7% 28.6% 5% 10% 15% 20% 25% 30% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Utility Operating Income as a percentage of Operating Revenue

NASDAQ: CTWS www.ctwater.com 24 High Quality Earnings $9.8 $11.3 $13.6 $18.2 $21.3 $22.8 $5 $10 $15 $20 $25 2010 2011 2012 2013 2014 2015 LTM Net Income $1.14 $1.31 $1.55 $1.68 $1.95 $2.07 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 2010 2011 2012 2013 2014 2015 LTM Earnings Per Share (in millions) CAGR1 18% CAGR1 13% 1 CAGR 2011 – 2015 2 Last 12 months as of 9/30/16 2 2 $24.9 $2.25

NASDAQ: CTWS www.ctwater.com 25  New England Water Utility Services (NEWUS) in Connecticut and Maine Water in Maine provide a variety of complementary water- and wastewater-related utility services to residential, commercial, industrial, and municipal clients ◦ Contract operation of water and wastewater systems for other utilities, businesses, municipalities, and the University of Connecticut’s Storrs campus, and related services (> 40 client contracts) ◦ Linebacker® program (~22,000 residential customers enrolled)  Offers basic and expanded plans to include water service line, wastewater line and in-home plumbing  Initial expansion to non-customers in 2015 Low Risk Non-Regulated Business Services & Rentals Segment Net Income ($ in millions) Highlights  Complementary geographic focus (Connecticut, Maine, New Hampshire)  Low risk, fee-based revenue  No capital at risk $1.0 $1.4 $1.5 $1.5 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 2011 2012 2013 2014 2015

NASDAQ: CTWS www.ctwater.com 26 Stable & Growing Dividend • Board increased dividend on common shares by 5.6% for second quarter 2016 • Accelerated timing of the annual increase which has historically occurred in the third quarter of the year • Annual dividend yield 2.0% as of 11/29/16 • Dividend paid without interruption or reduction for 241 consecutive quarters • Increased dividend payments for 47 consecutive years • 2015 Dividend Payout Ratio = 51% Annual Dividend $0.86 $0.865 $0.88 $0.90 $0.92 $0.94 $0.96 $0.98 $1.01 $1.05 $1.13 $0.85 $0.95 $1.05 $1.15 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Current Rate Annualized On November 10, 2016, the Company’s Board declared a quarterly cash dividend of $0.2825 per common share payable on December 15, 2016 for shareholders of record as of December 1, 2016.

NASDAQ: CTWS www.ctwater.com 27 Performance 40.1% 18.7% 18.0% 0% 10% 20% 30% 40% 50% 1 year 3 year 5 year Average Annual 1, 3 & 5-Year Total Shareholder Return @ 9/30/16

NASDAQ: CTWS www.ctwater.com 28 Indices Constituent • CTWS is a constituent of diverse NASDAQ indices including: – US Broad Dividend Achievers Index – US 1500 Index – Green Universe – Global Utilities Index – US OMX US Water Index – US Small Cap Growth Index

NASDAQ: CTWS www.ctwater.com 29 Water, the basic ingredient of Life…

NASDAQ: CTWS www.ctwater.com 31 Our Vision… Serving Our Customers, Shareholders and Employees at World Class Levels Appendix

NASDAQ: CTWS www.ctwater.com 32 Selected Financial Data 3 Months Ended September 30, 2016 (In thousands except per share amounts) Operating Revenues $29,477 Other Water Activities Revenues 314 Real Estate Revenues 8 Service and Rentals Revenues 1,419 Total Revenues $31,218 Operating Expenses $18,698 Other Utility Income, Net of Taxes $160 Total Utility Operating Income $10,939 Gain on Property Transactions, Net of Taxes $2 Non-Water Sales Earnings (Services and Rentals), Net of Taxes $181 Net Income $9,535 Net Income Applicable to Common Shareholders $9,525 Basic Earnings Per Average Common Share $0.86 Diluted Earnings Per Average Common Share $0.84 Basic Weighted Average Common Shares Outstanding 11,014 Diluted Weighted Average Common Shares Outstanding 11,233 Book Value Per Share $21.14

NASDAQ: CTWS www.ctwater.com 33 Condensed Balance Sheet As of September 30, 2016 (In thousands) ASSETS Net Utility Plant $583,789 Current Assets 36,498 Other Assets 149,539 Total Assets $769,826 CAPITALIZATION AND LIABILITIES Shareholders’ Equity $237,620 Preferred Stock 772 Long-Term Debt 200,155 Current Liabilities 41,379 Other Liabilities and Deferred Credits 289,900 Total Capitalization and Liabilities $769,826

NASDAQ: CTWS www.ctwater.com 34 Reconciliation of Enterprise Value Market Capitalization 11/29/16 (NASDAQ) $631,647,000 + Long-Term Debt (CTWS Form 10-Q filed 11/8/16) 200,155,000 + Current Portion of Long-Term Debt (CTWS Form 10-Q filed 11/8/16) 2,883,000 + Preferred Stock (CTWS Form 10-Q filed 11/8/16) 772,000 - Cash/Cash Equivalents (CTWS Form 10-Q filed 11/8/16) - 1,158,000 Enterprise Value $834,299,000 Connecticut Water’s annual, quarterly and periodic SEC filings which can be found on the investor relations page of the Company’s website www.ctwater.com and at www.sec.gov under ticker symbol CTWS

NASDAQ: CTWS www.ctwater.com 35 Conservative Financial Management • S&P credit rating: ‘A’/Stable (reaffirmed on February 11, 2016) • No near-term debt maturities/ equity offerings (excluding on- going Dividend Reinvestment Plan) • Balanced debt-equity ratio • 39.8% Total Shareholder Return over a 3-year period (2013 – 2015) Long-Term Debt to Capitalization Ratio 53.2% 49.0% 46.9% 45.7% 44.2% 30% 45% 60% 2011 2012 2013 2014 2015

NASDAQ: CTWS www.ctwater.com 36 CTWS Creates Shareholder Value Strong Core Business plus Best-in-Class Tools for Success Strong Predictable Revenue (WRA) Minimal Regulatory Lag (WICA, WISC) Effective Expense Management

NASDAQ: CTWS www.ctwater.com 37 • National Management Innovation Award for Customer Protection Program – Protects customers from utility worker imposters • Invest and maintain infrastructure to deliver high-quality water and reliable service • Assistance Programs for low income/hardship • Responsive and Courteous Service • Leverage technology to drive convenience and efficiency • Customer Satisfaction! – World-Class 15 straight years Customer Strategy

NASDAQ: CTWS www.ctwater.com 38 • Leadership is a privilege • Values-based • Team & service oriented professionals • “Satisfied Employees Satisfy Customers” • Employee Satisfaction – Executive compensation metric Employee Strategy

NASDAQ: CTWS www.ctwater.com 39 Environmental Strategy • Leverage CT’s Water Revenue Adjustment (WRA) to promote water conservation • Donate/sell unneeded land as protected open space • Replace aging pipe, valves and pumps to conserve natural resources • Aggressively manage energy usage • Invest in and protect watershed lands

NASDAQ: CTWS www.ctwater.com 40  6-month regulatory timeline  Water Infrastructure and Conservation Adjustment (WICA)  Expanded in 2013  Water Revenue Adjustment enacted in 2013  Single Tariff  Allowed ROE = 9.75% Constructive Regulatory Environments  Streamlined rate approach  Virtually all cases “Settled”  Water Infrastructure Surcharge (WISC)  Nearly all plant eligible  Water Revenue Adjustment enacted in 20151  Allowed ROE = 9.5% to 10% CT Public Utilities Regulatory Authority ME Public Utilities Commission 1 A water revenue adjustment law in Maine became effective October 15, 2015. With rate stay outs in most of its regulatory divisions as part of the repair tax dockets, Maine Water is now evaluating how and when this new mechanism can be implemented. J. Betkoski, PURA Vice Chair, „NARUC‟ Water Committee M. Vannoy, MPUC Chair, „NARUC‟ Water Committee

NASDAQ: CTWS www.ctwater.com 41 Repair Tax Facts - CTWS • Adopted by CTWS – In Connecticut for 2012 – In Maine for 2014 – Required “flow-through” tax treatment in both states • What it means – Vast majority of annual investment in infrastructure replacement is immediately deductible for tax purposes – The same investment grows rate base as it always has

NASDAQ: CTWS www.ctwater.com 42 Repair Tax Facts - CTWS • It is NOT temporary. Our annual commitment to replacing 1% - 2% of our pipe will continue to generate deductions that significantly lower or eliminate annual tax expense. Single digit effective tax rate expected to be the norm. • Closes rate differential with municipalities • Utility Operating Margin vastly improved due to a lower portion of each dollar collected required to support Operating Costs

NASDAQ: CTWS www.ctwater.com 43 Repair Tax Facts - CTWS • Cash flow improvement allows for increased capital investment with less reliance on financing • We are replacing Operating Expense with Capital Expense (Virtually tripling from 2011 to 2016) • Customers and Regulators will realize the benefits in the form of manageable increases despite level of capital investment

NASDAQ: CTWS www.ctwater.com 44 Additional Information About the Mergers and Where to Find It In connection with the proposed Mergers, CTWS will be filing two registration statements on Form S-4 with the SEC under the Securities Act of 1933 containing separate proxy statements of Avon Water Company (AWC) and Heritage Village Water Company (HVWC) that each also constitutes a prospectus of CTWS (each, a “Statement/Prospectus”) and other documents regarding the proposed transactions. Before making any voting or investment decisions, we urge investors and security holders to read the Statement/Prospectus (including all amendments and supplements thereto) and other documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about CTWS, AWC, HVWC and the proposed Mergers. When available, copies of each Statement/Prospectus will be mailed to the shareholders of the AWC and HVWC. Copies of each Statement/Prospectus may be obtained free of charge at the SEC's web site at www.sec.gov, or by directing a request to CTWS's Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800- 428-3985, ext. 3056, or on our website at www.ctwater.com. Copies of other documents filed by CTWS with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to CTWS at the address provided above. CTWS, AWC, HVWC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed Mergers. Information regarding CTWS's directors and executive officers and their respective interests in CTWS by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on March 14, 2016 and its Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016. Certain information regarding the directors and executive officers of each of AWC and HVWC is available in their respective Annual Reports for 2015 filed with the PURA and available at the PURA's website, www.ct.gov/pura. Additional information regarding the interests of such potential participants will be included in each Statement/Prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Mergers. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.